Registration No. 333-

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                                  __________

                                   FORM S-8
                             REGISTRATION STATEMENT
                                       Under
                          THE SECURITIES ACT OF 1933
                                  __________

                             MAF Bancorp, Inc.
            (Exact name of registrant as specified in its charter)
        Delaware                                             36-3664868
 (State or Other Jurisdiction                              (I.R.S. Employer
 of Incorporation or Organization)   55th & Holmes        Identification No.)
                              Clarendon Hills, Illinois 60514
   (Address, including zip code of registrant's principal executive office)
                             ____________________

                             N.S. BANCORP, INC.
                      1990 INCENTIVE STOCK OPTION PLAN
                           (Full title of the plan)
                                  __________

                                Michael Janssen
                               MAF BANCORP, INC.
                                 55th & Holmes
                        Clarendon Hills, Illinois 60514
                                (708) 986-7544
    (Name, address and telephone number, including area code, of agent for service)

                                  Copies to:
                            Jennifer R. Evans, Esq.
                       VEDDER, PRICE, KAUFMAN & KAMMHOLZ
                           222 North LaSalle Street
                           Chicago, Illinois  60601
                                (312) 609-7500
                                  __________

                        CALCULATION OF REGISTRATION FEE

      Title of         Amount      Proposed         Proposed       Amount of
     Securities          to         Maximum          Maximum       Registration
  to be Registered       be        Offering         Aggregate      Fee (1)
                      Registered   Price Per     Offering Price
                                   Share (1)           (1)

 Common Stock, par    167,233       $4.7836         $799,976         $ 276
 value $.01 per
 share

(1) Pursuant to Rule 457(h)(1) under the Securities Act of 1933, the proposed maximum offering price per share and the registration fee have been based on the option exercise price of the options outstanding under the stock option plan covered hereby.

                                    PART I

                   INFORMATION REQUIRED IN THE SECTION 10(a)

                                  PROSPECTUS



Note: The documents containing the information required by this section will be given to those persons, all of whom were employees of N.S. Bancorp, Inc. immediately prior to the merger of N.S. Bancorp with and into MAF Bancorp, Inc. ("Registrant") on May 30, 1996, currently holding options granted under the N.S. Bancorp, Inc. 1990 Incentive Stock Option Plan, as amended effective as of May 30, 1996 (the "Plan"), which options are now exercisable for shares of Registrant's Common Stock in accordance with the terms of such merger and the terms of the Plan. Such documents are not required to be filed with the Commission as a part of the Registration Statement or as an Exhibit.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

      The  following   documents  filed  with  the   Securities  and  Exchange
Commission (the "Commission") by MAF Bancorp, Inc., a Delaware corporation ("Registrant"), are incorporated in this Registration Statement by reference:

      (a) Annual Report on Form 10-K for the fiscal year ended June 30, 1995 (File No. 0-18121)

      (b) (i) Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995 and its Quarterly Report on Form 10-Q, as amended by Form 10-Q/A filed on February 22, 1996, for the quarter ended December 31, 1995 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 1996; and (ii) Registrant's Current Reports on Form 8-K dated June 28, 1995, July 26, 1995, November 29, 1995, November 30, 1995, April 16, 1996 and May 30, 1996
            (File No. 0-18121); and

      (c) the description of MAF Bancorp Common Stock contained in Registration Statement on Form 8-A, dated November 14, 1989, filed by Registrant.

      All documents filed by Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities.

      Not applicable.

Item 5.     Interests of Named Experts and Counsel.

      The consolidated financial statements of MAF Bancorp as of June 30, 1995 and 1994 and for each of the years in the three-year period ended June 30, 1995, have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, which report is included in MAF Bancorp's Annual Report on Form 10-K for the period then ended and incorporated by reference herein upon the authority of such firm as experts in accounting and auditing.

      Certain legal matters in connection with the issuance of Common Stock offered hereby are being passed upon for the Registrant by Vedder, Price, Kaufman & Kammholz.

Item 6.     Indemnification of Directors and Officers.

      In accordance with the General Corporation Law of the State of Delaware (being Chapter 1 of Title 8 of the Delaware Code), Articles Tenth and Eleventh of the Registrant's Certificate of Incorporation provide as follows:

TENTH:

      A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceedings, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

      B. The right to indemnification conferred in Section A of this Article shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

      C. If a claim under Section A or B of this Article is not paid in full by the corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such  suit,  or  in a  suit  brought  by the  Corporation  to  recover  an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the
Corporation   shall  be  entitled  to  recover  such  expenses  upon  a  final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article, or otherwise shall be on the Corporation.

      D. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

      E. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

      F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

ELEVENTH:

      A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

      Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

Item 7.     Exemption from Registration Claimed.

      Not applicable.

Item 8.     Exhibits.

      3.1 Certificate of Amendment dated May 29, 1996 to Certificate of Incorporation of MAF Bancorp, Inc.

      3.2 Certificate of Incorporation of MAF Bancorp, Inc. (incorporated by reference to Exhibit 3(i) to Registrant's 1995 Form 10-K, File No. 0-18121)

      3.3   By-Laws  of  MAF  Bancorp,  Inc.  (incorporated  by  reference  to
            Exhibit 3 to Registrant's 1990 Form 10-K, File No. 0-18121)

      5.1 Opinion of Vedder, Price, Kaufman & Kammholz regarding the legality of the Common Stock, par value $.01 per share, to be issued upon exercise of options issued under the Plan

      10.1 Amendment effective as of May 30, 1996, to N.S. Bancorp, Inc. 1990 Incentive Stock Option Plan

      10.2 N.S. Bancorp, Inc. 1990 Incentive Stock Option Plan (incorporated by reference to Form S-8 Registration Statement (No. 33-44895) filed by N.S. Bancorp, Inc. on December 31, 1991)

      23.1  Consent of KPMG Peat Marwick LLP

      23.2  Consent  of  Vedder,  Price,   Kaufman  &  Kammholz  (included  in
            Exhibit 5.1)

      24 Powers of Attorney (included on the signature pages of the Registration Statement)

Item 9.     Undertakings.

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information set forth in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Clarendon Hills, State of Illinois, on this 18th day of June, 1996.

                                          MAF Bancorp, Inc.



                                          By: /s/ ALLEN H. KORANDA
                                                Allen H. Koranda
                                                Chairman of the Board and
                                                Chief Executive Officer

      We, the undersigned officers and directors of MAF Bancorp, Inc., and each of us, do hereby constitute and appoint each and any of Allen H. Koranda, Jerry A. Weberling and Michael Janssen our true and lawful attorney and agent, with full power of substitution and resubstitution, to do any and all acts and things in our name and behalf in any and all capacities and to execute any and all instruments for us in our names in any and all capacities, which attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that said attorney and agent, or his substitute, shall do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on the 18th day of June, 1996 in the capacities indicated.

           Name                           Title                      Date



/s/ ALLEN H. KORANDA            Chairman of the Board and        June 18, 1996
Allen H. Koranda                 Chief Executive Officer
                              (principal executive officer)

/s/ KENNETH KORANDA               President and Director         June 18, 1996
Kenneth Koranda

/s/ JERRY A. WEBERLING           Executive Vice President        June 18, 1996
Jerry A. Weberling             and Chief Financial Officer
                              (principal financial officer)

/s/ GERARD J. BUCCINO      First Vice President and Controller   June 18, 1996
Gerard J. Buccino             (principal accounting officer)

                                        6

________________________                 Director
Robert Bowles, M.D.


/s/ NICHOLAS J. DILORENZO, SR.           Director                June 18, 1996
Nicholas J. DiLorenzo, Sr.

/s/ TERRY EKL                            Director                June 18, 1996
Terry Ekl


________________________                 Director
Joe F. Hanauer


/s/ RICHARD KALLAL                       Director                June 18, 1996
Richard Kallal


_______________________                  Director
F. William Trescott


/s/ LOIS B. VASTO                        Director                June 18, 1996
Lois B. Vasto


/s/ HENRY SMOGOLSKI                      Director                June 18, 1996
Henry Smogolski


/s/ ANDREW J. ZYCH                       Director                June 18, 1996
Andrew J. Zych

                               INDEX TO EXHIBITS


      Exhibit
      Number                        Description of Exhibit

        3.1 Certificate of Amendment dated May 29, 1996 to Certificate of Incorporation of MAF Bancorp, Inc.

        3.2       Certificate   of  Incorporation   of   MAF   Bancorp,   Inc.
                  (incorporated by reference to Exhibit 3(i) to Registrant's 1995 Form 10-K, File No. 0-18121)

        3.3       By-Laws of  MAF Bancorp, Inc. (incorporated  by reference to
                  Exhibit 3 to Registrant's 1990 Form 10-K, File No. 0-18121)

        5.1 Opinion of Vedder, Price, Kaufman & Kammholz regarding the legality of the Common Stock, par value $.01 per share, to be issued upon exercise of options issued under the Plan

       10.1 Amendment effective as of May 30, 1996, to N.S. Bancorp, Inc. 1990 Incentive Stock Option Plan

       10.2 N.S. Bancorp, Inc. 1990 Incentive Stock Option Plan (incorporated by reference to Form S-8 Registration Statement (No. 33-44895) filed by N.S. Bancorp, Inc. on December 31, 1991)

       23.1       Consent of KPMG Peat Marwick LLP

       23.2       Consent of  Vedder, Price,  Kaufman & Kammholz  (included in
                  Exhibit 5.1)

       24 Powers of Attorney (included on the signature pages of the Registration Statement)

                                         8